Exhibit 99.1

[Home Federal Savings and Loan Association]

Dear Member:

The Board of Directors of Home Federal Savings and Loan Association has voted unanimously in favor of a plan to reorganize from a mutual savings association into the mutual holding company form of organization. As part of this reorganization, Home Federal Savings and Loan Association will convert to a stock savings association and will become a wholly-owned subsidiary of Home Federal Bancorp, Inc. of Louisiana, a federal stock corporation, which in turn will be a majority-owned subsidiary of Home Federal Mutual Holding Company of Louisiana, a federal mutual holding company. We are reorganizing so that Home Federal Savings and Loan Association will be structured in the form of ownership that we believe will best support the Association’s future growth.

To accomplish the reorganization, your participation is extremely important. On behalf of the Board, I ask that you help us meet our goal by reading the enclosed material and then casting your vote in favor of the plan of reorganization and mailing your signed proxy card immediately in the enclosed              postage-paid envelope marked “PROXY RETURN.” Should you choose to attend the Special Meeting of Members and wish to vote in person, you may do so by revoking any previously executed proxy. If you have an IRA or other Qualified Retirement Plan account for which Home Federal Savings and Loan Association acts as trustee and we do not receive a proxy from you, Home Federal Savings and Loan Association, as trustee for such account, intends to vote in favor of the plan of reorganization on your behalf. If you have more than one account you may receive more than one proxy. Please vote by returning all proxy cards received.

If the plan of reorganization is approved let me assure you that:

•	deposit accounts will continue to be federally insured to the same extent permitted by law;

•	existing deposit accounts and loans will not undergo any change; and

•	voting for approval will not obligate you to buy any shares of common stock.

As a qualifying account holder, you may also take advantage of your nontransferable rights to subscribe for shares of Home Federal Bancorp, Inc. of Louisiana common stock on a priority basis, before the stock is offered to the general public. The enclosed proxy statement and prospectus describe the stock offering and the operations of Home Federal Savings and Loan Association. If you wish to purchase stock, please complete the stock order and certification form and mail it, along with full payment for the shares (or appropriate instructions authorizing withdrawal from a deposit account with Home Federal Savings and Loan Association) to Home Federal Savings and Loan Association in the enclosed YELLOW postage-paid envelope marked “STOCK ORDER RETURN,” or return it to any full service office of the Association. Your order must be physically received by Home Federal Savings and Loan Association no later than     :00 p.m. Central Time on             , December         , 2004. Please read the prospectus carefully before making an investment decision.

If you wish to use funds in your IRA at Home Federal Savings and Loan Association to subscribe for common stock, please be aware that federal law requires that such funds first be transferred to a self-directed retirement account with a trustee other than Home Federal Savings and Loan Association. The transfer of such funds to a new trustee takes time, so please make arrangements as soon as possible.

If you have any questions after reading the enclosed material, please call our conversion center at xxx-xxx-xxxx, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m. Please note that the conversion center will be closed from 12:00 noon Wednesday, November 24 through 12:00 noon Monday, November 29, in observance of the Thanksgiving holiday.

Sincerely,
Daniel R. Herndon
President and Chief Executive Officer

The shares of common stock offered in the reorganization are not savings accounts or deposits and are not insured or guaranteed by Home Federal Savings and Loan Association, Home Federal Mutual Holding Company of Louisiana, Home Federal Bancorp, Inc. of Louisiana, the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

[Home Federal Savings and Loan Association]

Dear Member:

The Board of Directors of Home Federal Savings and Loan Association has voted unanimously in favor of a plan to reorganize from a mutual savings association into the mutual holding company form of organization. As part of this reorganization, Home Federal Savings and Loan Association will convert to a stock savings association and will become a wholly-owned subsidiary of Home Federal Bancorp, Inc. of Louisiana, a federal stock corporation, which in turn will be a majority-owned subsidiary of Home Federal Mutual Holding Company of Louisiana, a federal mutual holding company. We are reorganizing so that Home Federal Savings and Loan Association will be structured in the form of ownership that we believe will best support the Association’s future growth.

To accomplish the reorganization, your participation is extremely important. On behalf of the Board, I ask that you help us meet our goal by reading the enclosed material and then casting your vote in favor of the plan of reorganization and mailing your signed proxy card immediately in the enclosed postage-paid envelope marked “PROXY RETURN.” Should you choose to attend the Special Meeting of Members and wish to vote in person, you may do so by revoking any previously executed proxy. If you have an IRA or other Qualified Retirement Plan for which Home Federal Savings and Loan Association acts as trustee and we do not receive a proxy from you, Home Federal Savings and Loan Association, as trustee for such account, intends to vote in favor of the plan of reorganization on your behalf. If you have more than one account you may receive more than one proxy. Please vote by returning all proxy cards received.

If the plan of reorganization is approved let me assure you that:

•	deposit accounts will continue to be federally insured to the same extent permitted by law; and

•	existing deposit accounts and loans will not undergo any change.

We regret that we are unable to offer you common stock in the subscription offering because the laws of your state or jurisdiction require us to register either (1) the to-be-issued common stock of Home Federal Bancorp, Inc. of Louisiana, or (2) an agent of Home Federal Savings and Loan Association to solicit the sale of such stock, and the number of eligible subscribers in your state or jurisdiction does not justify the expense of such registration.

If you have any questions after reading the enclosed material, please call our conversion center at xxx-xxx-xxxx, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m. Please note that the conversion center will be closed from 12:00 noon Wednesday, November 24 through 12:00 noon Monday, November 29, in observance of the Thanksgiving holiday.

Sincerely,
Daniel R. Herndon
President and Chief Executive Officer

The shares of common stock offered in the reorganization are not savings accounts or deposits and are not insured or guaranteed by Home Federal Savings and Loan Association, Home Federal Mutual Holding Company of Louisiana, Home Federal Bancorp, Inc. of Louisiana, the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

[Home Federal Savings and Loan Association]

Dear Friend of Home Federal Savings and Loan Association:

The Board of Directors of Home Federal Savings and Loan Association has voted unanimously in favor of a plan to reorganize from a mutual savings association into the mutual holding company form of organization. As part of this reorganization, Home Federal Savings and Loan Association will convert to a stock savings association and will become a wholly-owned subsidiary of Home Federal Bancorp, Inc. of Louisiana, a federal stock corporation, which in turn will be a majority-owned subsidiary of Home Federal Mutual Holding Company of Louisiana, a federal mutual holding company. We are reorganizing so that Home Federal Savings and Loan Association will be structured in the form of ownership that we believe will best support the Association’s future growth.

As a former account holder, you may take advantage of your nontransferable rights to subscribe for shares of Home Federal Bancorp, Inc. of Louisiana common stock on a priority basis, before the stock is offered to the general public. The enclosed prospectus describes the stock offering and the operations of Home Federal Savings and Loan Association. If you wish to purchase stock, please complete the stock order and certification form and mail it, along with full payment for the shares (or appropriate instructions authorizing withdrawal from a deposit account with Home Federal Savings and Loan Association) to Home Federal Savings and Loan Association in the enclosed postage-paid envelope marked “STOCK ORDER RETURN,” or return it to any full service office of the Association. Your order must be physically received by Home Federal Savings and Loan Association no later than     :00 p.m. Central Time on             , December     , 2004. Please read the prospectus carefully before making an investment decision.

If you have any questions after reading the enclosed material, please call our conversion center at xxx-xxx-xxxx, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m. Please note that the conversion center will be closed from 12:00 noon Wednesday, November 24 through 12:00 noon Monday, November 29, in observance of the Thanksgiving holiday.

Sincerely,
Daniel R. Herndon
President and Chief Executive Officer

The shares of common stock offered in the reorganization are not savings accounts or deposits and are not insured or guaranteed by Home Federal Savings and Loan Association, Home Federal Mutual Holding Company of Louisiana, Home Federal Bancorp, Inc. of Louisiana, the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

[Home Federal Bancorp, Inc. of Louisiana]

Dear Potential Investor:

We are pleased to provide you with the enclosed material in connection with the stock offering by Home Federal Bancorp, Inc. of Louisiana. We are raising capital to support Home Federal Savings and Loan Association’s future growth.

This information packet includes the following:

PROSPECTUS: This document provides detailed information about Home Federal Savings and Loan Association’s operations and the proposed stock offering by Home Federal Bancorp, Inc. of Louisiana. Please read it carefully prior to making an investment decision.

STOCK ORDER & CERTIFICATION FORM: Use this form to subscribe for common stock and return it, together with full payment for the shares (or appropriate instructions authorizing withdrawal from a deposit account with Home Federal Savings and Loan Association) to Home Federal Savings and Loan Association in the enclosed postage-paid envelope. Your order must be physically received by Home Federal Savings and Loan Association no later than     :00 p.m. Central Time on             , December     , 2004.

We are pleased to offer you this opportunity to become one of our charter shareholders. If you have any questions regarding the reorganization or the prospectus, please call our conversion center at xxx-xxx-xxxx, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m.

Sincerely,
Daniel R. Herndon
President and Chief Executive Officer

The shares of common stock offered in the reorganization are not savings accounts or deposits and are not insured or guaranteed by Home Federal Savings and Loan Association, Home Federal Mutual Holding Company of Louisiana, Home Federal Bancorp, Inc. of Louisiana, the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

[Sandler O’Neill & Partners, L.P. Letterhead]

Dear Customer of Home Federal Savings and Loan Association:

At the request of Home Federal Savings and Loan Association, we have enclosed material regarding the offering of common stock of Home Federal Bancorp, Inc. of Louisiana in connection with the reorganization of Home Federal Savings and Loan Association from a mutual savings association into the mutual holding company form of organization. As part of this reorganization, Home Federal Savings and Loan Association will convert to a stock savings association and will become a wholly-owned subsidiary of Home Federal Bancorp, Inc. of Louisiana, a federal stock corporation, which in turn will be a majority-owned subsidiary of Home Federal Mutual Holding Company of Louisiana, a federal mutual holding company. These materials include a prospectus and a stock order form, which offer you the opportunity to subscribe for shares of common stock of Home Federal Bancorp, Inc. of Louisiana.

We recommend that you read this material carefully. If you decide to subscribe for shares, you must return the properly completed and signed stock order form and signed certification form, along with full payment for the shares (or appropriate instructions authorizing withdrawal from a deposit account with Home Federal Savings and Loan Association) to Home Federal Savings and Loan Association in the accompanying YELLOW postage-paid envelope marked “STOCK ORDER RETURN.” Your order must be physically received by Home Federal Savings and Loan Association no later than     :00 p.m. Central Time on             , December     , 2004. If you have any questions after reading the enclosed material, please call the conversion center at xxx-xxx-xxxx, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., and ask for a Sandler O’Neill representative.

We have been asked to forward these documents to you in view of certain requirements of the securities laws of your jurisdiction. We should not be understood as recommending or soliciting in any way any action by you with regard to the enclosed material.

Sandler O’Neill & Partners, L.P.

The shares of common stock offered in the reorganization are not savings accounts or deposits and are not insured or guaranteed by Home Federal Savings and Loan Association, Home Federal Mutual Holding Company of Louisiana, Home Federal Bancorp, Inc. of Louisiana, the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

Enclosure

Questions

& Answers

About the

Reorganization

Home Federal Bancorp, Inc. of Louisiana

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Proposed holding company for

Home Federal Savings and Loan Association

QUESTIONS AND ANSWERS

About the Reorganization

The Board of Directors of Home Federal Savings and Loan Association (“Home Federal Savings and Loan” or the “Association”) has unanimously adopted a plan of reorganization and plan of stock issuance whereby Home Federal Savings and Loan will reorganize from a federally-chartered mutual savings association into a mutual holding company structure. As part of this reorganization, Home Federal Savings and Loan Association will convert to a stock savings association and will become a wholly-owned subsidiary of Home Federal Bancorp, Inc. of Louisiana, a federal stock corporation, which in turn will be a majority-owned subsidiary of Home Federal Mutual Holding Company of Louisiana, a federal mutual holding company. Pursuant to the terms of the plan, Home Federal Bancorp, Inc. of Louisiana will be offering its common stock for sale. We are reorganizing so that Home Federal Savings and Loan Association will be structured in the form of ownership that we believe will best support the Association’s future growth.

It is necessary for the Association to receive a majority of the outstanding votes in favor of the plan of reorganization, so YOUR VOTE IS VERY IMPORTANT. Please return your proxy in the enclosed              postage-paid envelope marked “PROXY RETURN.” YOUR BOARD OF DIRECTORS URGES YOU TO VOTE “FOR” THE PLAN OF REORGANIZATION & RETURN YOUR PROXY TODAY.

Effect on Deposits and Loans

Q.	Will the reorganization affect any of my deposit accounts or loans?

A.	No. The reorganization will have no affect on the balance or terms of any deposit account or loan. Your deposits will continue to be federally insured to the fullest extent permissible.

About Voting

Q.	Who is eligible to vote on the reorganization?

A.	Members of the Association as of the close of business on , 2004 (the “Voting Record Date”).

Q.	How do I vote?

A.	You may vote by mailing your signed proxy card(s) in the postage-paid envelope marked “PROXY RETURN.” Should you choose to attend the Special Meeting of Members and decide to change your vote, you may do so by revoking any previously executed proxy.

Q.	Am I required to vote?

A.	No. Members are not required to vote. However, because the reorganization will produce a fundamental change in the Association’s corporate structure, the Board of Directors encourages all members to vote.

Q.	Why did I receive several proxies?

A.	If you have more than one account you may have received more than one proxy depending upon the ownership structure of your accounts. Please vote, sign and return ALL proxy cards that you received.

Q.	Does my vote for reorganization mean that I must buy common stock of Home Federal Bancorp, Inc. of Louisiana?

A.	No. Voting for the plan of reorganization does not obligate you to buy shares of common stock of Home Federal Bancorp, Inc. of Louisiana.

Q.	Are two signatures required on the proxy of a joint account?

A.	No. Only one signature is required.

Q.	Who must sign proxies for trust or custodian accounts?

A.	The trustee or custodian must sign proxies for such accounts, not the beneficiary.

Q.	I am the executor (administrator) for a deceased depositor. Can I sign the proxy card?

A.	Yes. Please indicate on the card the capacity in which you are signing the card.

About The Stock

Investment in common stock involves certain risks. For a discussion of these risks and other factors, investors are urged to read the accompanying prospectus.

Q.	What are the priorities of purchasing the common stock?

A.	The common stock of Home Federal Bancorp, Inc. of Louisiana will be offered in the subscription offering in the following order of priority:

•	Eligible Account Holders (depositors with accounts totaling $50 or more at the close of business on December 31, 2002).

•	Home Federal Bancorp’s Employee Stock Ownership Plan.

•	Supplemental Eligible Account Holders (depositors with accounts totaling $50 or more at the close of business on , 2004).

•	Other Members (depositors and borrowers at the close of business on , 2004, “the Voting Record Date”).

Upon completion of the subscription offering, common stock that is not sold in the subscription offering will be offered to certain members of the general public in a community offering and then to the general public in a syndicated community offering.

Q.	Will any account I hold with Home Federal Savings and Loan Association be converted into stock?

A.	No. All accounts remain as they were prior to the reorganization. As an eligible account holder, supplemental eligible account holder or other member, you receive priority over the general public in exercising your right to subscribe for shares of common stock.

Q.	Will I receive a discount on the price of the stock?

A.	No. The price of the stock is the same for customers, directors, officers and employees of Home Federal Savings and Loan Association and the general public.

Q.	How many shares of stock are being offered, and at what price?

A.	Home Federal Bancorp, Inc. of Louisiana is offering for sale up to 1,610,000 shares of common stock at a subscription price of $10.00 per share. Under certain circumstances, Home Federal Bancorp, Inc. of Louisiana may sell up to 1,851,500 shares.

Q.	How much stock can I purchase?

A.	The minimum purchase is 25 shares. As more fully discussed in the plan of reorganization and plan of stock issuance outlined in the prospectus, the maximum purchase by any person in the subscription or community offering is $100,000 (10,000 shares); no person in the subscription offering by himself or herself, with an associate or group of persons acting in concert, may purchase more than $200,000 (20,000 shares) of common stock offered; and no person in the community offering by himself or herself, with an associate or group of persons acting in concert, may purchase more than $100,000 (10,000 shares) of common stock offered.

Q.	How do I order stock?

A.	You may subscribe for shares of common stock by completing and returning the stock order and certification form, together with your payment, either in person to any full service office of Home Federal Savings and Loan Association or by mail in the YELLOW postage-paid envelope marked “STOCK ORDER RETURN.” Stock order forms may not be delivered to a walk up or drive through window located at any of the Association’s offices.

Q.	How can I pay for my shares of stock?

A.	You can pay for the common stock by check, money order or withdrawal from your deposit account at the Association.

Q.	When is the deadline to subscribe for stock?

A.	An executed order form and certification form with the required full payment must be physically received by the Association no later than :00 p.m. Central Time on , , 2004.

Q.	Can I subscribe for shares using funds in my IRA at Home Federal Savings and Loan Association?

A.	Federal regulations do not permit the purchase of common stock with your existing IRA at the Association. To use such funds to subscribe for common stock, you need to establish a “self-directed” trust account with an outside trustee. Please call our conversion center if you require additional information. TRANSFER OF SUCH FUNDS TAKES TIME, SO PLEASE MAKE ARRANGEMENTS AS SOON AS POSSIBLE.

Q.	Can I subscribe for shares and add someone else who is not on my account to my stock registration?

A.	No. Federal regulations prohibit the transfer of subscription rights. Adding the names of other persons who are not owners of your qualifying account(s) will result in the loss of your subscription rights.

Q.	Can I subscribe for shares in my name alone if I have a joint account?

A.	Yes.

Q.	Am I guaranteed to receive shares by placing an order?

No. It is possible that orders received during the offering period will exceed the number of shares being sold. Such an oversubscription would result in shares being allocated among subscribers starting with subscribers who are eligible account holders. If the offering is oversubscribed in the subscription offering, no orders received in the community offering will be filled. Please refer to the section of the prospectus entitled “The Offering.”

Q.	Will payments for common stock earn interest until the reorganization closes?

A.	Yes. Any payments made by check or money order will earn interest at the Association’s passbook rate from the date of receipt to the completion or termination of the reorganization. Withdrawals from a deposit account or a certificate of deposit at the Association to buy common stock may be made without penalty. Depositors who elect to pay for their common stock by a withdrawal authorization will receive interest at the contractual rate on the account until the completion or termination of the offering.

Q.	Will dividends be paid on the stock?

A.	We currently intend to adopt a policy of paying a regular cash dividend starting the first full quarter after we complete the reorganization. We do not guarantee that we will pay dividends, the amount that any such dividends may be, or that we will not reduce or eliminate dividends in the future.

Q.	Will my stock be covered by deposit insurance?

A.	No. The common stock cannot be insured by the Bank Insurance Fund or the Savings Association Insurance Fund of the FDIC or any other government agency nor is it insured or guaranteed by Home Federal Savings and Loan Association, Home Federal Mutual Holding Company of Louisiana or Home Federal Bancorp, Inc. of Louisiana.

Q.	Where will the stock be traded?

A.	Upon completion of the reorganization, Home Federal Bancorp, Inc. of Louisiana expects the stock to be traded and quoted on the OTC Electronic Bulletin Board.

Q.	Can I change my mind after I place an order to subscribe for stock?

A.	No. After receipt, your order may not be modified or withdrawn.

Additional Information

Q.	What if I have additional questions or require more information?

A.	Home Federal Savings and Loan Association’s proxy statement and prospectus describe the reorganization in detail. Please read the proxy statement and prospectus carefully before voting or subscribing for stock. If you have any questions after reading the enclosed material you may call our conversion center at xxx-xxx-xxxx, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m. Please note that the conversion center will be closed from 12:00 noon Wednesday, November 24 through 12:00 noon Monday, November 29, in observance of the Thanksgiving holiday. Additional material may only be obtained from the conversion center. To ensure that each purchaser in the Subscription and Community Offering receives a prospectus at least 48 hours prior to the expiration date of the Subscription and Community Offering, in accordance with Rule 15c2-8 of the Securities Exchange Act of 1934, as amended, no prospectus will be mailed any later than five days prior to such date or hand delivered any later than two days prior to such date.

The shares of common stock offered in the reorganization are not savings accounts or deposits and are not insured or guaranteed by Home Federal Savings and Loan Association, Home Federal Mutual Holding Company of Louisiana, Home Federal Bancorp, Inc. of Louisiana, the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

[Home Federal Savings and Loan Association]

Dear Member:

As a follow-up to our recent mailing, this is to remind you that your vote is very important.

The Board of Directors of Home Federal Savings and Loan Association has voted unanimously in favor of a plan to reorganize from a mutual savings association into the mutual holding company form of organization. As part of this reorganization, Home Federal Savings and Loan Association will convert to a stock savings association and will become a wholly-owned subsidiary of Home Federal Bancorp, Inc. of Louisiana, a federal stock corporation, which in turn will be a majority-owned subsidiary of Home Federal Mutual Holding Company of Louisiana, a federal mutual holding company. We are reorganizing so that Home Federal Savings and Loan Association will be structured in the form of ownership that we believe will best support the Association’s future growth.

To accomplish the reorganization, your participation is extremely important. On behalf of the Board, I ask that you help us meet our goal by casting your vote in favor of the plan of reorganization and mailing your signed proxy card immediately in the enclosed postage-paid envelope marked “PROXY RETURN.” Should you choose to attend the Special Meeting of Members and wish to vote in person, you may do so by revoking any previously executed proxy. If you have an IRA or other Qualified Retirement Plan account for which Home Federal Savings and Loan Association acts as trustee and we do not receive a proxy from you, Home Federal Savings and Loan Association, as trustee for such account, intends to vote in favor of the plan of reorganization on your behalf. If you have more than one account you may receive more than one proxy. Please vote by returning all proxy cards received.

If the plan of reorganization is approved let me assure you that:

•	deposit accounts will continue to be federally insured to the same extent permitted by law;

•	existing deposit accounts and loans will not undergo any change; and

•	voting for approval will not obligate you to buy any shares of common stock.

If you have any questions after reading the enclosed material, please call our conversion center at xxx-xxx-xxxx, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m.

Sincerely,
Daniel R. Herndon
President and Chief Executive Officer

The shares of common stock offered in the reorganization are not savings accounts or deposits and are not insured or guaranteed by Home Federal Savings and Loan Association, Home Federal Mutual Holding Company of Louisiana, Home Federal Bancorp, Inc. of Louisiana, the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

PROXY REQUEST

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WE NEED YOUR VOTE

Dear Customer of Home Federal Savings and Loan Association:

Your vote on our plan of reorganization has not yet been received. Your vote is very important to us. Please vote and mail the enclosed proxy today. If you have more than one account you may receive more than one proxy card. Please complete and mail all proxies you receive.

Remember: Voting does not obligate you to buy stock. Your Board of Directors has approved the plan of reorganization and urges you to vote in favor of it. Your deposit accounts or loans with Home Federal Savings and Loan Association will not be affected in any way. Deposit accounts will continue to be federally insured to the legal maximum.

A postage-paid envelope is enclosed with the proxy form. If you have any questions, please call our conversion center at xxx-xxx-xxxx.

Sincerely,
Daniel R. Herndon
President and Chief Executive Officer

Please vote today by returning all proxy cards received.

If you have more than one account you may receive more that one proxy.

Please complete and mail all proxies you receive.

REVOCABLE PROXY

HOME FEDERAL SAVINGS AND LOAN ASSOCIATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF HOME FEDERAL SAVINGS AND LOAN ASSOCIATION (“HOME FEDERAL” OR THE “ASSOCIATION”) FOR USE ONLY AT A SPECIAL MEETING OF MEMBERS TO BE HELD ON             , 2004 AND ANY ADJOURNMENT THEREOF.

The undersigned being a member of Home Federal, hereby authorizes the Board of Directors of Home Federal or any successors in their respective positions, as proxy, with full powers of substitution, to represent the undersigned at the Special Meeting of Members of Home Federal to be held at                                              , Shreveport, Louisiana, on                 , 2004, at     :00 p.m., Central Time, and at any adjournment of said meeting, and thereat to act with respect to all votes that the undersigned would be entitled to cast, if then personally present, as set forth below:

1.	To vote FOR or AGAINST a Plan of Reorganization pursuant to which Home Federal would be converted from a federally chartered mutual savings and loan association to a federally chartered stock savings and loan association as a wholly owned subsidiary of Home Federal Bancorp, Inc. of Louisiana (the “Company”), and the Company will become a majority-owned subsidiary of Home Federal Mutual Holding Company of Louisiana (the “MHC”), a federally chartered mutual holding company, and the transactions provided for in such Plan of Reorganization.

2.	To vote, in its discretion, upon such other business as may properly come before the Special Meeting or any adjournment thereof. Except with respect to procedural matters incident to the conduct of the meeting, management is not aware of any other such business.

Any Member giving a proxy may revoke it at any time before it is voted by delivering to the Secretary of Home Federal either a written revocation of the proxy, or a duly executed proxy bearing a later date, or by voting in person at the Special Meeting.

If no instruction is given, this proxy, if executed, will be voted FOR adoption of the Plan of Reorganization. Please date and sign this proxy on the reverse side and return it in the enclosed envelope.

IMPORTANT: PLEASE VOTE AND SIGN ON THE REVERSE SIDE OF THIS CARD.

HOME FEDERAL SAVINGS AND LOAN ASSOCIATION		The undersigned hereby acknowledges receipt of a Notice of Special Meeting of the Members of Home Federal called for the th day of , 2004 and a Proxy Statement for the Special Meeting prior to the signing of this Proxy.
☒	Please vote by marking one of the boxes as shown
1. To vote FOR or AGAINST a Plan of Reorganization of Home Federal Savings and Loan Association from the mutual form to the stock form of organization (as described on the reverse side of this proxy).
		Signature	Date
FOR ☐ AGAINST ☐
		Signature	Date
Note: Please sign exactly as your name appears on this Proxy. Only one signature is required in the case of a joint account. When signing in a representative capacity, please give title.

IMPORTANT: PLEASE VOTE, DATE AND SIGN ALL PROXIES AND RETURN IN THE ENCLOSED ENVELOPE.

Home Federal Bancorp, Inc. of Louisiana Subscription & Community Offering Stock Order Form
				Home Federal Savings and Loan Association Conversion Center xx xxxxxx xxxxxxx xxxx, xx xxxxx xxx-xxx-xxxx	Expiration Date for Stock Order Forms: day, December x, 2004 x:xx x.x., Central Time (received not postmarked)
IMPORTANT: A properly completed original stock order form must be used to subscribe for common stock. Copies of this form are not required to be accepted.
Please read the Stock Ownership Guide and Stock Order Form Instructions as you
complete this form.
(1) Number of Shares	Subscription Price X 10.00 =		(2) Total Payment Due	Minimum number of shares: 25 shares ($250.00) Maximum number of shares: 10,000 shares ($100,000.00). See Instructions.
$

(3) Employee/Officer/Director Information

☐ Check here if you are an employee, officer or director of Home Federal Savings and Loan Association or member of such person’s immediate family living in the same household.

(4) Method of Payment/Check Enclosed is a check, bank draft or money order payable to Home Federal Bancorp, Inc. of Louisiana in the amount indicated in this box.	Total Check Amount	$			-
(5) Method of Payment/Withdrawal - The undersigned authorizes withdrawal from the following account(s) at Home Federal Savings and Loan Association. There is no early withdrawal penalty for this form of payment. Individual Retirement Accounts maintained at Home Federal Savings and Loan Association cannot be used unless special transfer arrangements are made
Bank Use	Account Number(s) To Withdraw			$ Withdrawal Amount
			$		-
			$		-

(6) Purchaser Information
Subscription Offering - Check here if you are an:
☐	a. Eligible Account Holder with a deposit account(s) totaling $50.00 or more on December 31, 2002. List account(s) below.
☐	b. Supplemental Eligible Account Holder with a deposit account(s) totaling $50.00 on , 2004 but are not an Eligible Account Holder. List account(s) below.
☐	c. Other Member with a deposit account(s) or loan on ____ x, 2004 but are not an Eligible Account Holder or Supplemental Eligible Account Holder. List account(s) below.
PLEASE NOTE: FAILURE TO LIST ALL YOUR ACCOUNTS MAY RESULT IN THE LOSS OF PART OR ALL OF YOUR SUBSCRIPTION RIGHTS. SEE REVERSE SIDE FOR ADDITIONAL SPACE.
Account Number(s)	Account Title (Name(s) on Account)	BANK USE

(7) Form of Stock Ownership & SS# or Tax ID#:
☐	Individual	☐ Joint Tenants	☐	Tenants in Common	☐	Fiduciary (i.e. trust, estate)	SS#/Tax ID#-
☐	Uniform Transfers to Minors Act (Indicate SS# of Minor only)		☐	Company/Corporation/ Partnership	☐	IRA or other qualified plan	SS#/Tax ID#-
(8) Stock Registration & Address Name and address to appear on stock certificate. Adding the names of other persons who are not owners of your qualifying account(s) will result in the loss of your subscription rights

Name:
Name Continued:
Mail to- Street:
City:	State:	Zip Code:

(9) Telephone Daytime/Evening	( )	--		( )	--	Country of Residence
(10) ☐ NASD Affiliation - Check here if you are a member of the National Association of Securities Dealers, Inc. (“NASD”), a person affiliated, or associated, with a NASD member, (continued on reverse side)					(11) ☐ Associates/Acting in Concert - Check here and complete the reverse side of this form, if you or any associates or persons acting in concert with you have submitted other orders for shares.
(12) Acknowledgement - To be effective, this stock order form must be properly completed and physically received by Home Federal Savings and Loan Association no later than __:00 __., Central Time, on ___day, December __ 2004, unless extended; otherwise this stock order form and all subscription rights will be void. The undersigned agrees that after receipt by Home Federal Savings and Loan Association, this stock order form may not be modified, withdrawn or canceled without Home Federal Savings and Loan Association’s consent and if authorization to withdraw from deposit accounts at Home Federal Savings and Loan Association has been given as payment for shares, the amount authorized for withdrawal shall not otherwise be available for withdrawal by the undersigned. Under penalty of perjury, I hereby certify that the Social Security or Tax ID Number and the information provided on this stock order form is true, correct and complete and that I am not subject to back-up withholding. It is understood that this stock order form will be accepted in accordance with, and subject to, the terms and conditions of the plan of reorganization and plan of stock issuance of Home Federal Savings and Loan Association described in the accompanying prospectus. The undersigned hereby acknowledges receipt of the prospectus at least 48 hours prior to delivery of this stock order form to Home Federal Savings and Loan Association.
Federal regulations prohibit any person from transferring, or entering into any agreement, directly or indirectly, to transfer the legal or beneficial ownership of subscription rights or the underlying securities to the account of another. Home Federal Savings and Loan Association, Home Federal Mutual Holding Company of Louisiana and Home Federal Bancorp, Inc. of Louisiana will pursue any and all legal and equitable remedies in the event they become aware of the transfer of subscription rights and will not honor orders known by them to involve such transfer. Under penalty of perjury, I certify that I am purchasing shares solely for my account and that there is no agreement or understanding regarding the sale or transfer of such shares, or my right to subscribe for shares.								BANK USE

THE CERTIFICATION FORM ON THE REVERSE SIDE MUST BE SIGNED IN ADDITION TO THE SIGNATURE BELOW
Signature			Date	Signature			Date

Item (6) Purchaser Account Information – continued:

Account Number(s)	Account Title (Name(s) on Account)	BANK USE

Item (10) NASD continued:

a member of the immediate family of any such person to whose support such person contributes, directly or indirectly, or the holder of an account in which a NASD member or person associated with a NASD member has a beneficial interest. You agree, if you have checked the NASD Affiliation box, to report this subscription in writing to the applicable NASD member within one day of payment therefor.

Item (11) Associates/Acting In Concert continued:

If you checked the box in Item #11 on the reverse side of this form, list below all other orders submitted by you or associates (as defined below) or by persons acting in concert with you (also defined below).

Name(s) listed on other stock order forms	Number of shares ordered

Associate - The term “associate” of a person means:

(1) any corporation or other organization (other than Home Federal Bancorp, Home Federal Mutual Holding Company, Home Federal Savings and Loan, or a majority-owned subsidiary of any of the same) of which such person is a director, senior officer or partner or is directly or indirectly the beneficial owner of 10% or more of any class of equity securities;

(2) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity;

(3) any relative or spouse of such person, or any relative of such spouse, who either has the same home as such person or who is a director or officer of Home Federal Bancorp, Home Federal Mutual Holding Company or Home Federal Savings and Loan, or any subsidiary thereof; and

(4) any person acting in concert with the persons specified above.

Acting in concert - The term “acting in concert” means:

(1) knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement, or

(2) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise.

In general, a person who acts in concert with another party will also be deemed to be acting in concert with any person who is also acting in concert with that other party.

We may presume that certain persons are acting in concert based upon, among other things, joint account relationships, common addresses on Home Federal Savings and Loan’s records and the fact that such persons have filed joint Schedules 13D or 13G with the SEC with respect to other companies.

YOU MUST SIGN THE FOLLOWING CERTIFICATION IN ORDER TO PURCHASE STOCK

CERTIFICATION FORM

I ACKNOWLEDGE THAT THIS SECURITY IS NOT A DEPOSIT OR ACCOUNT AND IS NOT FEDERALLY INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, AND IS NOT INSURED OR GUARANTEED BY HOME FEDERAL MUTUAL HOLDING COMPANY OF LOUISIANA, HOME FEDERAL BANCORP, INC. OF LOUISIANA, HOME FEDERAL SAVINGS AND LOAN ASSOCIATION, THE FEDERAL GOVERNMENT OR BY ANY GOVERNMENT AGENCY. THE ENTIRE AMOUNT OF AN INVESTOR’S PRINCIPAL IS SUBJECT TO LOSS.

If anyone asserts that this security is federally insured or guaranteed, or is as safe as an insured deposit, I should call the Office of Thrift Supervision, xxxxxxx xxxxx, Regional Director of the xxxxxxxxxx Regional Office at (xxx) xxx-xxxx.

I further certify that, before purchasing the common stock, par value $0.01 per share, of Home Federal Bancorp, Inc. of Louisiana (the “Company”), the proposed holding company for Home Federal Savings and Loan Association, I received a prospectus of the Company dated             , 2004 relating to such offer of common stock.

The prospectus that I received contains disclosure concerning the nature of the common stock being offered by the Company and describes in the “Risk Factors” section beginning on page     , the risks involved in the investment in this common stock, including but not limited to the following:

Risks Related to our Business

1.	Higher Interest Rates Would Hurt Our Profitability

2.	A Significant Percentage of Our Assets Are Invested in Lower Yielding Investments Which Has Hindered and May Continue To Hinder Our Ability To Be More Profitable in the Current Interest Rate Environment

3.	Increases in Market Rates of Interest Could Adversely Affect Our Equity

4.	If Our Allowance for Loan Loses is Not Sufficient to Cover Actual Loan Losses, Our Earnings Could Decrease

5.	Our Business is Concentrated in an Area with Lower Income Levels and Higher Unemployment Which May Affect Our Ability to Grow and the Asset Quality of Our Loan Portfolio

6.	There is Strong Competition Among Banks and Other Financial Institutions Within Our Market Area Which May Affect Our Future Profitability

7.	If We Lose Our Key Officers, It Could Adversely Affect Our Operations

Risks Related to an Investment in Our Common Stock

8.	Home Federal Mutual Will Own a Majority of Our Outstanding Common Stock and Will Be Able to Control the Result of Most Matters Put to a Vote of Our Stockholders

9.	Our Low Return on Equity May Cause Our Common Stock Price to Decline

10.	We Will Have Broad Discretion Over the Use of the Proceeds From the Offering

11.	Our Stock Value May Suffer from Anti-Takeover Provisions That May Impede Potential Takeovers That Management Opposes

12.	Our Stock May Suffer From Federal Regulations Restricting Takeovers

13.	Our Employee Stock Benefit Plans Will Increase Our Costs

14.	Our Recognition and Retention Plan and Stock Option Plan May Be Dilutive

15.	Our $10 Per Share Price, which is Based on An Independent Appraisal by RP Financial, May Not Be Indicative of the Market Price for Our Common Stock In the Future, Which May be Higher or Lower

16.	A Limited Market for Our Common Stock May Depress Our Market Price and Make It Difficult to Buy or Sell Our Stock

(By Executing this Certification Form the Investor is Not Waiving Any Rights Under the Federal Securities Laws,

Including the Securities Act of 1933 and the Securities Exchange Act of 1934)

Signature	Date	Signature	Date
Print Name		Print Name

THIS CERTIFICATION MUST BE SIGNED IN ORDER TO PURCHASE STOCK

Home Federal Bancorp, Inc. of Louisiana

Stock Ownership Guide

Individual

Include the first name, middle initial and last name of the shareholder. Avoid the use of two initials. Please omit words that do not affect ownership rights, such as “Mrs.”, “Mr.”, “Dr.”, “special account”, “single person”, etc.

Joint Tenants

Joint tenants with right of survivorship may be specified to identify two or more owners. When stock is held by joint tenants with right of survivorship, ownership is intended to pass automatically to the surviving joint tenant(s) upon the death of any joint tenant. All parties must agree to the transfer or sale of shares held by joint tenants.

Tenants in Common

Tenants in common may also be specified to identify two or more owners. When stock is held by tenants in common, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All parties must agree to the transfer or sale of shares held by tenants in common.

Uniform Transfers to Minors Act (“UTMA”)

Stock may be held in the name of a custodian for a minor under the Uniform Transfers to Minors Act of each state. There may be only one custodian and one minor designated on a stock certificate. The standard abbreviation for Custodian is “CUST”, while the Uniform Transfers to Minors Act is “UTMA”. Standard U.S. Postal Service state abbreviations should be used to describe the appropriate state. For example, stock held by John Doe as custodian for Susan Doe under the Louisiana Uniform Transfers to Minors Act will be abbreviated John Doe, CUST Susan Doe UTMA LA (use minor’s social security number).

Fiduciaries

Information provided with respect to stock to be held in a fiduciary capacity must contain the following:

•	The name(s) of the fiduciary. If an individual, list the first name, middle initial and last name. If a corporation, list the full corporate title (name). If an individual and a corporation, list the corporation’s title before the individual.

•	The fiduciary capacity, such as administrator, executor, personal representative, conservator, trustee, committee, etc.

•	A description of the document governing the fiduciary relationship, such as a trust agreement or court order. Documentation establishing a fiduciary relationship may be required to register your stock in a fiduciary capacity.

•	The date of the document governing the relationship, except that the date of a trust created by a will need not be included in the description.

•	The name of the maker, donor or testator and the name of the beneficiary.

An example of fiduciary ownership of stock in the case of a trust is: John Doe, Trustee Under Agreement Dated 10-1-93 for Susan Doe.

Stock Order Form Instructions

Items 1 and 2 - Number of Shares and Total Payment Due

Fill in the number of shares that you wish to purchase and the total payment due. The amount due is determined by multiplying the number of shares by the subscription price of $10.00 per share. The minimum purchase in the offering is 25 shares. As more fully discussed in the plan of reorganization and plan of stock issuance outlined in the prospectus, the maximum purchase by any person in the subscription or community offering is $100,000 (10,000 shares); no person in the subscription offering by himself or herself, with an associate or group of persons acting in concert, may purchase more than $200,000 (20,000 shares) of common stock offered; and no person in the community offering by himself or herself, with an associate or group of persons acting in concert, may purchase more than $100,000 (10,000 shares) of common stock offered.

Item 3 - Employee/Officer/Director Information

Check this box to indicate whether you are an employee, officer or director of Home Federal Savings and Loan Association or a member of such person’s immediate family living in the same household.

Item 4 - Method of Payment by Check

If you pay for your stock by check, bank draft or money order, indicate the total amount in this box. Payment for shares may be made by check, bank draft or money order payable to Home Federal Bancorp, Inc. of Louisiana. Your funds will earn interest at Home Federal Savings and Loan Association’s passbook rate of interest until the reorganization is completed.

Item 5 - Method of Payment by Withdrawal

If you pay for your stock by a withdrawal from a deposit account at Home Federal Savings and Loan Association, indicate the account number(s) and the amount of your withdrawal authorization for each account. The total amount withdrawn should equal the amount of your stock purchase. There will be no penalty assessed for early withdrawals from certificate accounts used for stock purchases. This form of payment may not be used if your account is an Individual Retirement Account.

Item 6 – Purchaser Information

Subscription Offering

a.	Check this box if you are an Eligible Account Holder with a deposit account(s) totaling $50.00 or more on December 31, 2002.

b.	Check this box if you are a Supplemental Eligible Account Holder with a deposit account(s) totaling $50.00 or more on September 30, 2004 but are not an Eligible Account Holder.

c.	Check this box if you are an Other Member with a deposit account(s) or loan on x, 2004 but are not an Eligible Account Holder or Supplemental Eligible Account Holder.

Please list all account numbers and all names on accounts you had on these dates in order to insure proper identification of your purchase rights.

Note: Failure to list all your accounts may result in the loss of part or all of your subscription rights.

Items 7 and 8 - Form of Stock Ownership, SS# or Tax ID#, Stock Registration, Mailing Address and County

Check the box that applies to your requested form of stock ownership and indicate your social security or tax ID number(s) in item 7.

Complete the requested stock certificate registration, mailing address and county in item 8.

The stock transfer industry has developed a uniform system of shareholder registrations that will be used in the issuance of your common stock.

If you have any questions regarding the registration of your stock, please consult your legal advisor. Stock ownership must be registered in one of the ways described above under “Stock Ownership Guide”.

Adding the names of other persons who are not owners of your qualifying account(s) will result in the loss of your subscription rights.

Item 9 – Telephone Number(s)

Indicate your daytime and evening telephone number(s). We may need to call you if we have any questions regarding your order or we cannot execute your order as given.

Item 10 - NASD Affiliation

Check this box if you are a member of the NASD or if this item otherwise applies to you.

Item 11 – Associates/Acting in Concert

Check this box if you or any associate or person acting in concert with you (as defined on the reverse side of the stock order form) has submitted another order for shares and complete the reverse side of the stock order form.

Item 12 – Acknowledgement

Sign and date the stock order form and certification form where indicated. Before you sign, review the stock order and certification form, including the acknowledgement. Normally, one signature is required. An additional signature is required only when payment is to be made by withdrawal from a deposit account that requires multiple signatures to withdraw funds.

You may mail your completed stock order form and certification form in the envelope that has been provided, or you may deliver your stock order form and certification form to any full service branch office of Home Federal Savings and Loan Association. Your stock order form, properly completed, signed certification form and payment in full (or withdrawal authorization) at the subscription price must be physically received (not postmarked) by Home Federal Savings and Loan Association no later than     :00         , Central Time, on       day,          x, 2004 or it will become void. If you have any remaining questions, or if you would like assistance in completing your stock order form, you may call our conversion center at xxx-xxx-xxxx, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m. The conversion center will be closed for bank holidays.

Home Federal Savings and Loan Association, Conversion Center

xx xxxxxx xxxxxx

xxxxxxxx, xx xxxxx

Logo

Please Support Us

Vote Your Proxy Card Today

If you have more than one account, you may have received more than one proxy depending upon the ownership structure of your accounts. Please vote, sign and return all proxy cards that you received.

[Home Federal Bancorp, Inc. of Louisiana]

, 2004

Dear                 :

We are pleased to announce that the Board of Directors of Home Federal Savings and Loan Association has voted in favor of a plan to reorganize from a mutual savings association into the mutual holding company form of organization. As part of this reorganization, Home Federal Savings and Loan Association will convert to a stock savings association and will become a wholly-owned subsidiary of Home Federal Bancorp, Inc. of Louisiana, a federal stock corporation, which in turn will be a majority-owned subsidiary of Home Federal Mutual Holding Company of Louisiana, a federal mutual holding company. We are reorganizing so that Home Federal Savings and Loan Association will be structured in the form of ownership that we believe will best support the Association’s future growth.

To learn more about the reorganization and stock offering you are cordially invited to join members of our senior management team at a community meeting to be held on         at 7:00 p.m.

A member of our staff will be calling to confirm your interest in attending the meeting.

If you would like additional information regarding the meeting or our reorganization, please call our conversion center at xxx-xxx-xxxx, Monday through Friday between the hours of 10:00 a.m. to 4:00 p.m.

Sincerely,
Daniel R. Herndon
President and Chief Executive Officer

The shares of common stock offered in the reorganization are not savings accounts or deposits and are not insured or guaranteed by Home Federal Savings and Loan Association, Home Federal Mutual Holding Company of Louisiana, Home Federal Bancorp, Inc. of Louisiana, the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

(Printed by Conversion Center)

[Home Federal Bancorp, Inc. of Louisiana]

, 2004

Dear Subscriber:

We hereby acknowledge receipt of your order for shares of common stock in Home Federal Bancorp, Inc. of Louisiana.

At this time, we cannot confirm the number of shares of Home Federal Bancorp, Inc. of Louisiana common stock that will be issued to you. Such allocation will be made in accordance with the plan of reorganization and plan of stock issuance following completion of the stock offering.

If you have any questions, please call our conversion center at xxx-xxx-xxxx.

Sincerely,
Home Federal Bancorp, Inc. of Louisiana
Conversion Center

The shares of common stock offered in the reorganization are not savings accounts or deposits and are not insured or guaranteed by Home Federal Savings and Loan Association, Home Federal Mutual Holding Company of Louisiana, Home Federal Bancorp, Inc. of Louisiana, the Federal Deposit Insurance Corporation or any other government agency.

(Printed by Conversion Center)

[Home Federal Bancorp, Inc. of Louisiana]

, 2004

Dear Charter Shareholder:

Our subscription and community offering has been completed and we are pleased to confirm your subscription for shares at a price of $10.00 per share. If your subscription was paid for by check, interest and any refund due to you will be mailed promptly.

The closing of the transaction occurred on                  , 2004; this is your stock purchase date. Trading will commence on the over-the-counter market with quotations available on the OTC Electronic Bulletin Board under the symbol “xxxx” on                  , 2004.

Thank you for your interest in Home Federal Bancorp, Inc. of Louisiana. Your stock certificate will be mailed to you shortly.

The shares of common stock offered in the reorganization are not savings accounts or deposits and are not insured or guaranteed by Home Federal Savings and Loan Association, Home Federal Mutual Holding Company of Louisiana, Home Federal Bancorp, Inc. of Louisiana, the Federal Deposit Insurance Corporation or any other government agency.

(Printed by Conversion Center)

[Home Federal Bancorp, Inc. of Louisiana]

, 2004

Dear Interested Investor:

We recently completed our subscription and community offering. Unfortunately, due to the excellent response from our Eligible Account Holders, stock was not available for our Supplemental Eligible Account Holders, Other Members or community friends. If your subscription was paid for by check, a refund of any balance due you with interest will be mailed to you promptly.

We appreciate your interest in Home Federal Bancorp, Inc. of Louisiana and hope you become an owner of our stock in the future. The stock trades on the OTC Electronic Bulletin Board under the symbol “xxxx”.

Sincerely,
Home Federal Bancorp, Inc. of Louisiana
Conversion Center

The shares of common stock offered in the reorganization are not savings accounts or deposits and are not insured or guaranteed by Home Federal Savings and Loan Association, Home Federal Mutual Holding Company of Louisiana, Home Federal Bancorp, Inc. of Louisiana, the Federal Deposit Insurance Corporation or any other government agency.

(Printed by Conversion Center)

[Home Federal Bancorp, Inc. of Louisiana]

, 2004

Welcome Shareholder:

We are pleased to enclose the stock certificate that represents your share of ownership in Home Federal Bancorp, Inc. of Louisiana, the holding company of Home Federal Savings and Loan Association and a majority-owned subsidiary of Home Federal Mutual Holding Company of Louisiana. The shares of common stock will be quoted on the OTC Electronic Bulletin Board under the symbol “xxxx”.

Please examine your stock certificate to be certain that it is properly registered. If you have any questions about your certificate, you should contact the Transfer Agent immediately at the following address:

XXXXXXXXXXXXXX

Investor Relations Department

XXXXXXXXXXXXX

XXXXXXXX, XXXXXXXX XXXXX-XXXX

1 (800) XXX-XXXX

email: XXXX@XXXX.com

Also, please remember that your certificate is a negotiable security which should be stored in a secure place, such as a safe deposit box or on deposit with your stockbroker.

On behalf of the Board of Directors of Home Federal Bancorp, Inc. of Louisiana, Home Federal Mutual Holding Company of Louisiana, Home Federal Savings and Loan Association and our employees, I would like to thank you for supporting our offering.

Sincerely,
Daniel R. Herndon
President and Chief Executive Officer

The shares of common stock offered in the reorganization are not savings accounts or deposits and are not insured or guaranteed by Home Federal Savings and Loan Association, Home Federal Mutual Holding Company of Louisiana, Home Federal Bancorp, Inc. of Louisiana, the Federal Deposit Insurance Corporation or any other government agency.

(Printed by Conversion Center)

[Home Federal Bancorp, Inc. of Louisiana]

, 2004

Dear Interested Subscriber:

We regret to inform you that Home Federal Savings and Loan Association and Home Federal Bancorp, Inc. of Louisiana, the holding company for Home Federal Savings and Loan Association, have decided not to accept your order for shares of Home Federal Bancorp, Inc. of Louisiana common stock in our direct community offering. This action is in accordance with our plan of reorganization and plan of stock issuance which gives Home Federal Savings and Loan Association and Home Federal Bancorp, Inc. of Louisiana the absolute right to reject the subscription of any community member, in whole or in part, in the community offering.

Enclosed is a check representing your subscription and interest earned thereon.

Sincerely,
Home Federal Bancorp, Inc. of Louisiana
Conversion Center

(Printed by Conversion Center)

[Sandler O’Neill & Partners, L. P. Letterhead]

, 2004

To Our Friends:

We are enclosing the offering material for Home Federal Bancorp, Inc. of Louisiana, a majority-owned subsidiary of Home Federal Mutual Holding Company of Louisiana and the proposed holding company for Home Federal Savings and Loan Association, which is now in the process of reorganizing into a mutual holding company.

Sandler O’Neill & Partners, L.P. is managing the subscription offering, which will conclude at     :00 p.m. Central Time on December xx, 2004. Sandler O’Neill is also providing conversion agent and proxy solicitation services for Home Federal Savings and Loan Association. In the event that all the stock is not sold in the subscription offering and direct community offering, Sandler O’Neill will manage a syndicated community offering to sell the remaining stock.

Members of the general public, other than residents of [Insert states not cleared in], are eligible to participate. If you have any questions about this transaction, please do not hesitate to call.

Sincerely,
Sandler O’Neill & Partners, L.P.

The shares of common stock offered in the reorganization are not savings accounts or deposits and are not insured or guaranteed by Home Federal Savings and Loan Association, Home Federal Mutual Holding Company of Louisiana, Home Federal Bancorp, Inc. of Louisiana, the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

(Printed by Sandler O’Neill)